EXHIBIT 99.1

COMCAST AND CHARTER TO EXPLORE OPERATIONAL EFFICIENCIES

TO SPEED ENTRY INTO THE WIRELESS MARKET

(Philadelphia, PA and Stamford, CT) - - May 8, 2017 - - Comcast and Charter, both regional cable operators, today announced an agreement to explore potential opportunities for operational cooperation in their respective wireless businesses to accelerate and enhance each company’s ability to participate in the national wireless marketplace. The companies, which have each separately activated a mobile virtual network operator (“MVNO”) reseller agreement with Verizon Wireless, have agreed to explore working together in a number of potential operational areas in the wireless space, including: creating common operating platforms; technical standards development and harmonization; device forward and reverse logistics; and emerging wireless technology platforms. The efficiencies created are expected to provide more choice, innovative products and competitive prices for customers in each of their respective footprints. Additionally, the companies have agreed to work only together with respect to national mobile network operators, through potential commercial arrangements, including MVNOs and other material transactions in the wireless industry, for a period of one year.

Tom Rutledge, Chairman and CEO of Charter, said, “At Charter, we have a tremendous opportunity in front of us in the wireless space. Within our footprint, our network is perfectly suited to provide the data-rich wireless services that customers are increasingly demanding. By working with the team at Comcast, we can not only speed Charter’s entry into the marketplace, it will also enable us to provide more competition and drive costs down for consumers at a similar national scale as current wireless operators. We look forward to working with Comcast through this innovative arrangement and bringing our focus on superior products and services, craftsmanship and quality customer care to the wireless space.”

“We’re looking forward to launching Xfinity Mobile to our customers in the coming weeks and are excited about this opportunity to work with Charter to explore ways we can make our respective wireless initiatives more efficient and cost effective,” said Brian L. Roberts, Chairman and CEO of Comcast Corporation. “Both of our companies have regional wireless businesses using the same 4G LTE network, and by working together our goal is to create even better experiences for our customers.”

The companies will file an 8-K with the U.S. Securities and Exchange Commission that contains their agreement.

About Comcast

Comcast Corporation (Nasdaq: CMCSA) is a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. Comcast Cable is one of the nation’s largest video, high-speed internet, and phone providers to residential customers under the XFINITY brand, and also provides these services to businesses. It also provides wireless and security and automation services to residential customers under the XFINITY brand. NBCUniversal operates news, entertainment and sports cable networks, the NBC and Telemundo broadcast networks, television production operations, television station groups, Universal Pictures and Universal Parks and Resorts. Visit www.comcastcorporation.com for more information.

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About Charter

Charter (NASDAQ: CHTR) is a leading broadband communications company and the second largest cable operator in the United States. Charter provides a full range of advanced broadband services, including SpectrumTV™ video entertainment programming, Spectrum Internet™ access, and Spectrum Voice™. Spectrum Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, business telephone, video and music entertainment services, and wireless backhaul. Charter's advertising sales and production services are sold under the Spectrum Reach™ brand. More information about Charter can be found at www.charter.com.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. Readers are directed to Charter and Comcast’s periodic and other reports filed with the Securities and Exchange Commission (SEC) for a description of such risks and uncertainties. Neither Charter nor Comcast undertakes any obligation to update any forward-looking statements.

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Contacts:

Comcast

Media

John Demming

(215) 286-8011

John_Demming@comcast.com

Investors

Jason Armstrong

(215) 286-7972

Jason_Armstrong@comcast.com

Charter

Media

Justin Venech

(203) 905-7818

Justin.Venech@Charter.com

Investors Stefan Anninger

(203) 905-7955

Stefan.Anninger@Charter.com